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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  August 30, 1999.

                      FLYCAST COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)


   DELAWARE                       000-25467                       77-0431028
(State or other             (Commission File Number)            (IRS Employer
jurisdiction of                                              Identification No.)
 incorporation)


                              181 FREMONT STREET
                       SAN FRANCISCO, CALIFORNIA  94105
                    --------------------------------------
                    Address of principal executive offices


                                (415) 977-1000
                    --------------------------------------
              Registrant's telephone number, including area code

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On August 30, 1999, Flycast Communications Corporation, a Delaware corporation ("Flycast") acquired InterStep, Inc., a Massachusetts corporation ("InterStep"), pursuant to the merger of Fremont Acquisition Corporation ("Merger Sub"), a Massachusetts corporation and wholly owned subsidiary of Flycast with and into InterStep. As a result of the merger, InterStep became a wholly owned subsidiary of Flycast. In the transaction, which will be accounted for as a pooling of interest, Flycast issued 480,337 shares of common stock to InterStep shareholders. Of the 480,337 shares of common stock, 47,558 shares are held by an escrow agent to serve as security for the indemnity provided by certain shareholders of InterStep.

     A copy of the Agreement and Plan of Reorganization, by and among Flycast, InterStep, Merger Sub and certain shareholders of InterStep, dated August 30, 1999, is attached hereto as Exhibit 2.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) It is impracticable for the registrant to provide the required financial statements for the business acquired at the time of filing this report, but the registrant will file such required financial statements, if required pursuant to this item and Rule 3-05(b) of Regulation S-X, by amendment to this report as soon as practicable, but not later than sixty days after this report was required to be filed initially.

         (c)   Exhibits.

     2.1 Agreement and Plan of Reorganization by and among Flycast Communications Corporation, Fremont Acquisition Corp., InterStep, Inc. and Certain Shareholders of InterStep, Inc. dated August 30, 1999.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FLYCAST COMMUNICATIONS CORPORATION

                                        /s/ Thomas L. Marcus
                                    __________________________________________
                                    Thomas L. Marcus, Executive Vice President
                                    of Finance, Administration and Corporate
                                    Development

                                    Date: September 8, 1999

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                               INDEX TO EXHIBITS


 Exhibit Number                        Description
 --------------    ------------------------------------------------------------
       2.1         Agreement and Plan of Reorganization by and among Flycast
                   Communications Corporation, Fremont Acquisition Corp.,
                   InterStep, Inc. and Certain Shareholders of InterStep, Inc.
                   dated August 30, 1999.

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